UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 12 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 20, 1999



                             DIAMOND EQUITIES, INC.
             (Exact name of registrant as specified in its charter)



         NEVADA                   000-24138                   88-023816
(State of Incorporation)     (Commission File No.)          (IRS Employer
                                                         Identification  No.)



                             216 S. ALMA SCHOOL ROAD
                               MESA, ARIZONA 85281
                    (Address of principal executive offices)



         Registrant's telephone number, including area code: 602-462-5900

ITEM 2. ACQUISITIONS OF DISPOSITION OF ASSETS.

     On April 5, 1999 the registrant entered into a Stock Purchase Agreement ("SPA") with GoProfit.com, Inc. ("GoProfit") and with all the shareholders of GoProfit, under which the registrant acquired one hundred percent (100%) of the then-issued and outstanding common stock of GoProfit in exchange for six hundred
(600) shares of the registrant's Class B Convertible Preferred Stock (the "Preferred Stock"), convertible into 600,000 shares of common stock of the registrant. The transaction was reported in a Form 8-K of the registrant filed with the Commission on April 8, 1999. The SPA expressly contemplated the adoption of a Stock Option Plan that would permit the issuance of substantial numbers of options on GoProfit common stock to its employees as well as to consultants, in connection with their services.

     On June 11, 1999, the registrant entered into a "Correction Agreement" with the former shareholders of GoProfit in order to amend and correct the consideration paid under the SPA. Under the Correction Agreement, effective as of the date of the SPA, the 600 shares of Preferred Stock were cancelled and reissued, pro rata to the former shareholders of GoProfit, as 600,000 shares of the registrant's common stock.

     Subsequent to the execution of the Correction Agreement, and with the agreement of the registrant, the Board of Directors of GoProfit adopted and implemented the Stock Option Plan of GoProfit by awarding grants of options (i) to executive officers and directors of GoProfit, (chiefly as a form of compensation to provide them a substantial equity stake in the enterprise and as an inducement to enter into long term employment relationships with GoProfit), and (ii) to Globalvest, Inc., a consultant to GoProfit. Substantial numbers of the options were exercised and underlying shares issued to certain executive officers and directors of GoProfit and to Globalvest, Inc. as of September 30, 1999, following the launch of the GoProfit website, a milestone which permitted the exercise of such options. These issuances resulted in a loss of control of GoProfit by the registrant.

     Due to the issuances of option shares, shares issued to unaffiliated private investors, and a four-to-one forward stock split of GoProfit common stock, there are currently 25,795,788 shares of GoProfit common stock outstanding. The officers and directors of GoProfit, as a group, own 10,755,468 shares of GoProfit common stock. Globalvest owns 2,440,320 shares of GoProfit common stock. Diamond Equities, the registrant, owns 9,600,000 shares of GoProfit common stock. Of the 9,600,000 shares owned by the registrant; 1,400,000 are being held aside for the dividend. The remainder of the 25,795,788 shares of GoProfit's common stock are owned by (unaffiliated) private investors. Following the foregoing transactions, and based upon the corporate records of GoProfit, the registrant owns 37.3% of the common stock of GoProfit. When and if Goprofit completes the registration of its common stock with the SEC the dividend will be issued. After the issuance of the dividend shares the registrant will own 8,200,000 shares or 31.8% of Goprofit's common stock based on the current number of shares issued by Goprofit.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: October 20, 1999                 Registrant:

                                        Diamond Equities, Inc.


                                        By: /s/ David D. Westfere
                                            ------------------------------------
                                            David D. Westfere, President, CEO